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                                     AMENDMENT OF
                            EMPLOYMENT RETENTION AGREEMENT

    THIS AGREEMENT made as of the 31st day of December, 1996 by and between Olympic Financial Ltd. (the "Company") and James D. Atkinson III ("Associate").

    WHEREAS, the Company and Associate entered into that certain Employment Retention Agreement dated as of November 7, 1996, pursuant to which the Company employed Associate as its Senior Vice President/Corporate Counsel. Such agreement is hereinafter referred to as the "Employment Agreement"; and

    WHEREAS, the Board of Directors and the Compensation Committee of the Company have approved the grant of a club membership as hereinafter set forth.

    NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Company and Associate agree to amend the Employment Agreement as follows:

    1. AMENDMENT. Section 5(c)(v) of the Employment Agreement is hereby amended in its entirety to provide as follows:

           (v) CLUB MEMBERSHIPS. The Company shall reimburse Executive the reasonable cost of the monthly or annual dues, as the case may be, paid by Executive to maintain his status as a member of the Flagship Athletic Club or of any other athletic club having equal or lesser membership costs in lieu of such club. The Company shall also provide to Executive and his family a membership at Olympic Hills Golf Club and shall reimburse Executive for the reasonable cost of the monthly or annual dues, as the case may be, paid by Executive to maintain such membership. If either such membership is a corporate membership, upon termination of Executive's employment other than for Cause or Death, such membership shall be converted to an individual membership in Executive's name and the Company shall pay any fees charged in connection with such conversion.

    2. RATIFICATION. The Employment Agreement as amended hereby is ratified and affirmed.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                       OLYMPIC FINANCIAL LTD.


                                       By: /s/ Scott Anderson
                                          ---------------------------
                                          Scott Anderson
                                          Its: Vice Chairman

                                       ASSOCIATE:


                                       /s/ James D. Atkinson III
                                       ------------------------------
                                       James D. Atkinson III